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                                                                    Exhibit 99.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Jeanne D. Hubbard, President and Chief Executive Officer and Karen E. Troutman, Principal Financial and Accounting Officer, of Abigail Adams National Bancorp, Inc. (the "Company") each certify in her capacity as an officer of the Company that she has reviewed the quarterly report of the Company on Form 10-KSB for the fiscal ended December 31, 2002 and that to the best of her knowledge:

     (1) the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 26, 2003                        /s/ Jeanne D. Hubbard
--------------                        ------------------------------------------
Date                                  Jeanne D. Hubbard
                                      Chairwoman of the Board,
                                      President and Chief Executive Officer

March 26, 2003                        /s/ Karen E. Troutman
--------------                        ------------------------------------------
Date                                  Karen E. Troutman
                                      Principal Financial and Accounting Officer